Exhibit 5.1

Mitchell Silberberg & Knupp llp A Law Partnership Including Professional Corporations

June 30, 2026

Game Your Game, Inc.

405 Waverley Street

Palo Alto, CA 94301

Re:	Game Your Game, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Game Your Game, Inc., a Nevada corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 initially filed with the Securities and Exchange Commission (the “Commission”) on June 12, 2026 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the resale of up to 16,072,730 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), by the selling stockholders named in the Registration Statement (each, a “Selling Stockholder”), consisting of (i) 14,388,000 issued and outstanding shares of Common Stock (the “Outstanding Shares”); (ii) up to 184,730 shares of Common Stock issuable upon conversion of that certain secured convertible promissory note held by a Selling Stockholder, dated as of March 31, 2026 (the “Promissory Note,” and the shares of Common Stock issuable upon conversion thereof, the “Note Shares”); and (iii) up to 1,500,000 shares of Common Stock issuable upon exercise of certain warrants held by a Selling Stockholder (the “Warrants,” and the shares of Common Stock issuable upon exercise thereof, the “Warrant Shares,” and together with the Outstanding Shares and the Warrant Shares, the “Shares”).

In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation and Bylaws of the Company; (b) resolutions of the Company’s board of directors; (c) the Registration Statement and the exhibits thereto, including the Promissory Note and the Warrant; (d) the prospectus contained in the Registration Statement; and (e) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as we have deemed necessary as a basis for the opinions herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that: (i) the Outstanding Shares are validly issued, fully paid and nonassessable; (ii) the Note Shares have been duly authorized for issuance and, when issued and delivered in accordance with the terms of the Promissory Note, will be validly issued, fully paid and nonassessable; and (iii) the Warrant Shares have been duly authorized for issuance and, when issued and delivered against payment therefor upon the exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the resale of the Shares.

This opinion is opining upon and is limited to the Nevada Revised Statutes as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision, or otherwise.

437 Madison Ave., 25th Floor, New York, New York 10022-7001 Phone: (212) 509-3900 Fax: (212) 509-7239 Website: www.msk.com

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement, to the use of our name as the Company’s counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion letter is given as of the date hereof, and we are under no duty to update the opinion contained herein.

Sincerely,

/s/ Mitchell Silberberg & Knupp LLP
Mitchell Silberberg & Knupp LLP